Exhibit 2.1c

Max Maxfield, WY Secretary of State
FILED: 12/08/2014 8:35 AM
Original ID: 2013-000638349
Amendment ID: 2014-001678724

Wyoming Secretary of State

State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Profit Corporation

Articles of Amendment

1.  Corporation name:

Bioflamex Corporation

2.  Article(s) IV is amended as follows:

NOW, BE IT RESOLVED, that it is hereby authorized and approved for the Company to perform approved to perform and file the name change to Canamed4Pets, Inc.

3.  If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

_____________________________________

4. The amendment was adopted on	(Date - mm/dd/yyyy)

5.  If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

_____________________________________

OR

1

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

WHEREAS,the undersigned majority shareholders believe it is in the best interest of the corporation to authorize and approve the name change

Signature: /s/ Kristian Schiorring                        Date: 11/25/2014

Print Name: Kristian Schiorring                          (mm/dd/yyyy)

Title: CEO

Contact Person:

Daytime Phone Number: (801) 558-9646                Email: wbvalley@me.com

2

STATE OF WYOMING

Office of the Secretary of State

I, MAX MAXFIELD, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: Canamed4Pets, Inc.

Old Name: BIOFLAMEX CORPORATION

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 8th day of December, 2014.

/s/ Max Maxfield
[Wyoming Seal appears here]	Secretary of State

Filed Date: 12/08/2014	By: Dave Barker

3

WY Secretary of State
FILED: 09/17/2019 07:51 AM
Original ID: 2013-000638349
Amendment ID: 2019-002627934

STATE OF WYOMING

Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: Cann American Corp.

Old Name: Canamed4Pets, Inc.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 17th day of September, 2019.

/s/ Edward A. Buchanan
[Wyoming Seal appears here]	Secretary of State

Filed Date: 09/17/2019	By: Bailey Johnson

4